SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.

On December 1, 2014, Dycom Industries, Inc. (the “Company”) posted presentation materials on the investor relations section of the Company's website at http://www.dycomind.com. Members of the Company's management may use all or portions of these materials from time to time during the quarter ending January 24, 2015 in meetings with or when making presentations to the investment community, current or potential stakeholders and others. The presentation materials are furnished herewith as Exhibit 99.1.

The presentation materials contains the financial measures of Adjusted EBITDA - Non-GAAP, net income - Non-GAAP, and certain amounts relating to organic revenue, which are Non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Adjusted EBITDA - Non-GAAP, defined by the Company as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items, is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Net income - Non-GAAP and earnings per share - Non-GAAP are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income and GAAP earnings per share. Organic revenue is not a recognized term under GAAP and does not purport to be an alternative to GAAP contract revenue. Because all companies do not use identical calculations, the presentation of these Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. The Company believes these Non-GAAP financial measures provide information that is useful to the Company’s investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate impact on the Company’s results of operations in any particular period. Additionally, the Company uses these Non-GAAP financial measures to evaluate its past performance and prospects for future performance. A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures is included in Exhibit 99.1.

The information in the preceding paragraphs, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, including statements regarding the outlook for the Company. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Current Report on Form 8-K. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, whether the Company will achieve expected benefits and synergies of acquisitions including anticipated financial and operating results, the future impact of any dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Company does not undertake to update forward looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Dycom Industries, Inc. Investor Presentation dated December 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 1, 2014

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary